                                THE BUCKLE, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 2002

To Our Stockholders:

The Annual Meeting of Stockholders of The Buckle, Inc. will be held at the Holiday Inn, Kearney, Nebraska, on Thursday, May 30, 2002 at 10:00 A.M., for the following purposes:

      1. To elect a Board of Directors. The Board of Directors intends to nominate the following persons, each of whom currently serves as a Board member: Daniel J. Hirschfeld, Dennis H. Nelson, Karen B. Rhoads, James E. Shada, Robert E. Campbell, William D. Orr, Ralph M. Tysdal, Bill L. Fairfield, Bruce L. Hoberman and David A. Roehr.
      2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for fiscal year ending February 1, 2003.
      3.    To approve the Company's 2002 Management Incentive Plan.
      4.    To approve an amendment to the Company's 1993 Director Stock Option
            Plan.
      5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 26, 2002, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

A copy of the Company's annual report is being mailed with this proxy statement to stockholders entitled to notice of this meeting.

By Order of the Board of Directors,



Kyle L. Hanson, Secretary

April 26, 2002






   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND RETURN
      THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                THE BUCKLE, INC.
                             2407 West 24th Street
                               Kearney, NE 68845

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                      SHAREHOLDERS TO BE HELD MAY 30, 2002

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Buckle, Inc. ("the Company") for use at the Annual Meeting of Shareholders of the Company to be held May 30, 2002, or at any adjournments of said meeting (the "Meeting"). The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

      The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, by telegram or by telephone. Copies of the Proxy Statement and proxy form will be first provided to shareholders on April 29, 2002.

                               VOTING INFORMATION

      As of March 26, 2002, the Company has outstanding 21,128,757 shares of Common Stock. Each share of Common Stock is entitled to one vote. Only holders of Common Stock of record on March 26, 2002 will be entitled to vote at the Annual Meeting of Shareholders. A holder of Common Stock is entitled to cumulate his or her votes in the election of directors and may give one or more candidates as many votes as the number of directors to be elected multiplied by the total number of shares owned by such shareholder. Under Nebraska law there are no conditions precedent to the exercise of cumulative voting rights. On all other matters which may come before the Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL SHAREHOLDERS

      As of March 26, 2002, the Common Stock was held of record by 406 shareholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, and by all executive officers and directors as a group, as of March 26, 200:. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock assuming the exercise of all outstanding Options, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.


Name of Beneficial Owner                          Shares of Common Stock
-----------------------------------------------------------------------------------------------
                                Sole Voting and      Shared Voting and      Right to
                                Investment Power    Investment Power (1)   Acquire (2)  Percent
                                ----------------    --------------------   -----------  -------

Daniel J. Hirschfeld              13,100,000                    0                  0     62.00%
Dennis H. Nelson                     435,658               32,655            974,700      6.36%
James E. Shada                       100,318                1,500             68,510         *
Karen B. Rhoads                       13,412                  443            201,490         *
Bill L. Fairfield                          0                    0              6,337         *
Robert E. Campbell                     2,500                    0              7,537         *
William D. Orr                         1,500                    0              5,737         *
Ralph M. Tysdal                        5,000                    0              7,537         *
Bruce L. Hoberman                          0                    0              2,400         *
David A. Roehr                             0                    0              2,400         *
All executive officers and
  directors as a group (14)       13,670,284               43,203          1,560,898     67.32%

*     Less than 1%
(1) These amounts include shares owned within participants' 401(k) accounts for which the voting power is held by The Chicago Trust Co. Share amounts include Dennis H. Nelson with 1,455 and all executive officers as a group with 2,599.
(2) These amounts represent shares as to which the named individual has the right to acquire through exercise of options which are exercisable within the next 60 days.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Directors will be elected at the May 30, 2002 Annual Meeting to serve until the next Annual Meeting and until their successors are elected and qualified. The By-laws of the Company provide that ten directors are to be elected.

      The Board of Directors recommends the election of the ten nominees listed below. In the absence of instructions to the contrary, shares represented by the Proxy will be voted for the election of all such nominees to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in place of such nominee. Set forth below is certain information concerning the nominees which is based on data furnished by them.

      DANIEL J. HIRSCHFELD, AGE 60. Mr. Hirschfeld is Chairman of the Board of the Company. He has served as Chairman of the Board since April 19, 1991. Prior to that time, Mr. Hirschfeld served as President and Chief Executive Officer. Mr. Hirschfeld has been involved in all aspects of the Company's business, including the development of the Company's management information systems.

      DENNIS H. NELSON, AGE 52. Mr. Nelson is the President and Chief Executive Officer and a Director of the Company. He has served as President and Director since April 19, 1991. Mr. Nelson was elected as Chief Executive Officer by the Board of Directors on March 17, 1997. Mr. Nelson began his career with the Company in 1970 as a part-time salesman while he was attending Kearney State College (now the University of Nebraska - Kearney). While attending college, he became involved in merchandising and sales supervision for the Company. Upon graduation from college in 1973 Mr. Nelson became a full-time employee of the Company and he has worked in all phases of the Company's operations since that date. Prior to his election as President and Chief Operating Officer on April 19, 1991, Mr. Nelson performed all of the functions normally associated with those positions.

      KAREN B. RHOADS, AGE 43. Ms. Rhoads is the Vice-President - Finance and a Director of the Company, and is the Chief Financial Officer. Ms. Rhoads was elected a Director on April 19, 1991. She worked in the corporate offices during college, and later worked part-time on the sales floor. Ms. Rhoads practiced as a CPA for 6 1/2 years, during which time she began working on tax and accounting matters for the Company as a client. She has been employed with the Company since November, 1987.

      JAMES E. SHADA, AGE 46. Mr. Shada is the Executive Vice-President - Sales and a Director of the Company. Mr. Shada was elected Vice President of Sales on April 19, 2001 and then Executive Vice President of Sales on May 31, 2001. He was elected as a Director on March 11, 2002. Mr. Shada began his career with the Company in November of 1978 as a part-time salesman while attending Kearney State College (now the University of Nebraska - Kearney). He later served as store manager for the Company before returning to the corporate office in 1985 as the Company's sales manager. He is also involved in other aspects of the business including site selection and development and education of personnel as store managers and as regional and district managers.

      ROBERT E. CAMPBELL, AGE 59. Mr. Campbell has been a Director of the Company since July 1, 1991. Since 1985, Mr. Campbell has served as Chairman and Chief Executive Officer, and currently also President, of Miller & Paine, a company which owns and manages office and retail properties in Lincoln, Nebraska. Before 1988, Miller & Paine owned and operated department stores in Lincoln and Grand Island, Nebraska, which were sold to Dillards Department Stores, Inc. Since September 1997, Mr. Campbell has also served as Development Officer for the Madonna Foundation, which supports the Madonna Rehabilitation Hospital in Lincoln, Nebraska.

      WILLIAM D. ORR, AGE 67. Mr. Orr has been a Director of the Company since July 1, 1991. He retired in 1997 from Woodmen Accident & Life Company, an insurance company in Lincoln, Nebraska where he had served as Senior Vice President, Agency and Marketing Operations since 1987 and he had worked for Woodmen since 1960.

      RALPH M. TYSDAL, AGE 64. Mr. Tysdal has served as a Director of the Company since July 1, 1991. Mr. Tysdal owns and operates McDonald's restaurants in Broken Bow, North Platte and Ogallala, Nebraska. He began his McDonald's ownership in 1978.

      BILL L. FAIRFIELD, AGE 55. Mr. Fairfield has served as a Director of the Company since May 30, 1996. Mr. Fairfield is currently the Chairman of DreamField Capital Ventures, LLC, a new company focused on economic development of the Mid-Plains region through management services and venture capital assistance. From 1991 until October 2000, Mr. Fairfield was President and Chief Executive Officer of Inacom Corp., a technology management services company. Prior to 1991 Mr. Fairfield was CEO of Valcom, the predecessor company to Inacom Corp.

      BRUCE L. HOBERMAN, AGE 55. Mr. Hoberman has served as a Director of the Company since June 2, 2000. He is currently a member of the MSI Board of Directors and is working as an independent consultant. Mr. Hoberman was the Founder and President of Homer's, Inc., a retail chain and distribution company, based in Omaha, Nebraska, from 1971-1993.

      DAVID A. ROEHR, AGE 45. Mr. Roehr has served as a Director of the Company since September 18, 2000. Mr. Roehr is Vice President of Cabela's, Inc., the world's foremost outfitter of hunting, fishing, camping and outdoor gear, headquartered in Sidney, Nebraska. He has been employed by Cabela's since 1994. Mr. Roehr also serves as President or Vice President of various other Cabela's entities. Prior to Mr. Roehr's association with Cabela's, he served as a tax partner at Grant Thornton, LLP in Lincoln, Nebraska where he practiced public accounting from 1981 - 1994.

      Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

MEETINGS AND COMMITTEES OF THE BOARD

      During fiscal 2000, four meetings of the Board of Directors, ten meetings of the Executive Committee, seven meetings of the Compensation Committee and four meetings of the Audit Committee were held. No Director was absent from more than twenty-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served. The Company has no nominating committee, but it does have the following standing committees:

            EXECUTIVE COMMITTEE. The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee establishes compensation for all non-officer employees of The Company. The Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board. Members of the Executive Committee presently are Daniel J. Hirschfeld, Dennis H. Nelson, and Karen
      B. Rhoads.

            AUDIT COMMITTEE. The Audit Committee meets with the Company's chief financial officer and independent accountants to review the scope of auditing procedures and the policies relating to internal accounting procedures and controls and to review the Company's public financial statements. The current members of such committee are William D. Orr, Robert E. Campbell, Bill L. Fairfield and Ralph M. Tysdal.

            COMPENSATION COMMITTEE. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding officer compensation. The Compensation Committee also administers the Company's 1991 Stock Incentive Plan, the Company's Non-Qualified Stock Option Plan and Agreement with Dennis Nelson, the Company's 1991 Non-Qualified Stock Option Plan, the Company's 1993 Executive Stock Option Plan, the Company's 1995 Executive Stock Option Plan, the 1995 Management Incentive Plan, the 1997 Executive Stock Options Plan, the 1997 Management Incentive Plan, the 1998 Management Incentive Plan, and the 1999 Management Incentive Plan. The current members of the Compensation Committee are Bill L. Fairfield, Robert E. Campbell, William D. Orr, Ralph M. Tysdal, Bruce L. Hoberman and David A. Roehr.

DIRECTOR COMPENSATION

      For their services as Directors in fiscal 2001, the members of the Board of Directors who are not employees of the Company were paid $9,000 annually and $1,500 for each quarterly board meeting they attended, and $500 for each telephonic meeting held for the board or any committee thereof.

      In addition, each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. Options to purchase 3,000 shares will be granted to each non-employee Director on the first day of the Company's fiscal year, beginning in fiscal 2001. In addition, each non-employee Director is granted an option to purchase 300 shares on the date such Director is first elected to the Board of Directors of the Company. All options have a term of ten years from the date of grant and are exercisable 25 percent immediately, with an additional 25 percent being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. Fair market value means the average of the highest and lowest quoted selling price of a share of Common stock as reported on New York Stock Exchange. There are no family relationships among any of the Directors or Officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 2001 have been complied with on a timely basis, except that the annual report on Form 5 was filed late by Dennis H. Nelson, James E. Shada, Brett P. Milkie, Karen B. Rhoads, Patricia K. Whisler, Kari G. Smith, Kyle L. Hanson, William D. Orr, Robert E. Campbell, Ralph M. Tysdal, Bill L. Fairfield, Bruce L. Hoberman and David A. Roehr.

                                   PROPOSAL 2

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

      Subject to stockholder ratification, the Board of Directors has re-appointed the firm of Deloitte & Touche LLP, Certified Public Accountants, as independent auditors to audit the accounts of the Company for the fiscal year 2002. Deloitte & Touche LLP has served as the independent auditors of the Company since December, 1990.

      Management recommends that stockholders vote "FOR" such ratification. Unless contrary instructions are given, the proxies solicited by management will be voted "FOR" such ratification. Ratification will require affirmative vote of holders of a majority of the Common Stock present or in proxy, at the meeting.

AUDIT FEES

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collective, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended February 2, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $61,120.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to information systems design and implementation for the fiscal year ended February 2, 2002 were $0.

ALL OTHER FEES

      The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended February 2, 2002 were $16,650.

      One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

                                   PROPOSAL 3

                        PROPOSAL TO APPROVE THE COMPANY'S
                         2002 MANAGEMENT INCENTIVE PLAN

      The Board of Directors believes that the continued success of the Company depends on its ability to attract, retain and motivate key employees. Accordingly, the Compensation Committee of the Board of Directors has reviewed the Company's executive incentive compensation program and recommends that the Company's shareholders approve the 2002 Management Incentive Plan (the "Incentive Plan"). In order for payment of certain incentive awards to be deductible under the current Internal Revenue Code (the "Code"), such awards must be paid under a plan like the Incentive Plan which has been approved by the shareholders. The Incentive Plan is set forth in Exhibit "A" to this Proxy Statement. The following discussion is qualified in its entirety by reference to the text of the Incentive Plan.

BACKGROUND.

      The Incentive Plan is designed to motivate the Company's key employees to improve stockholder value by linking a portion of their compensation to the Company's financial performance. The Incentive Plan is a two-year plan.

      The Compensation Committee has been working with the executive officers to change the compensation philosophy. In previous years, both options and shares of restricted stock have been added to the incentive program. The goals of the Compensation Committee with regard to cash compensation have been:

      o     to establish base salaries at a competitive level;
      o to establish a cash bonus program that rewards exceptional performance;
      o to eliminate cash bonuses based upon participation in the first dollar of profits; and
      o to eliminate an automatic and mathematical bonus in the event that the Company's performance does not at least equal performance for the immediately preceding fiscal year.

      The Compensation Committee believes the 2002 Management Incentive Plan accomplishes these goals over the two-year life of the Plan.

DESCRIPTION OF THE INCENTIVE PLAN.

      The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee must be comprised solely of Directors who are "outside Directors" as defined in Section 162(m) of the Code. The Incentive Plan encompasses two types of incentives:

      o     an annual Cash Award; and
      o an annual grant of Stock Options pursuant to the 1997 Executive Stock Option Plan.

The Committee's powers include authority, within the limitations set forth in the Incentive Plan, to:

      o designate Participants as Level I or Level II Executives for the transition year;
      o     select the persons to be granted Cash Awards and Options;
      o     determine the time when Cash Awards and Options will be granted;
      o determine whether objectives and conditions for earning Cash Awards and Options have been met; and
      o determine whether payment of Cash Awards and Options will be made at the end of an award period or deferred.

      Any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company - designated a Key Employee by the Plan - will be granted annual incentive Cash Awards under the Incentive Plan. Because the number of Key Employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the Incentive Plan during its term. However, it is anticipated that 7 persons will receive Cash Awards for fiscal 2002 under the Incentive Plan.

      The Incentive Plan includes the creation of a Bonus Pool as Cash Incentive for executives. This Bonus Pool will be calculated each Plan Year based upon dollars of growth in key performance categories compared to the Base Year amounts, multiplied by the applicable percentage amounts as outlined in the Plan (see Exhibit A). The applicable percentage amounts for the 2002 Executive Incentive Plan include 8.5% of the increase in Same Store Sales, 5.0% of the increase in Gross Profit and 15.0% of the increase in Pre-bonus Net Income. The Base Year amounts are determined using the immediately preceding fiscal year for Same Store Sales and the prior three-year rolling average for the Gross Profit and Pre-Bonus Net Income.

Bonus Pool awards pursuant to the Incentive Plan will be in addition to base salaries. Base salaries for fiscal 2002 for the executive officers included in the Summary Compensation Table are as follows:


           NAME                           BASE SALARY
           ----                           -----------
      Dennis H. Nelson                     $725,000
      James E. Shada                       $400,000
      Kari G. Smith                        $225,000
      Patricia K. Whisler                  $210,000
      Brett P. Milkie                      $210,000


CASH AWARDS.

      Each Participant in the Plan shall receive a Cash Award calculated as follows:

      TRANSITION YEAR. For the Transition Year (fiscal 2002) the Cash Award shall be equal to the sum of 50% the Participant's share of the Bonus Pool for the Transition Year; plus a multiple of the Participant's Base Salary, which multiple will be based upon the Company's growth in Pre-Bonus Net Income for the Transition Year over the previous year. The multiple will also be different for Level I and Level II Executives. The multiples will be calculated as follows, with the multiples being pro-rated for each one percent (1%) increase in Pre-Bonus Net Income between the levels set forth below:

           ---------------------------------------- ------------ ------------
           EXECUTIVE LEVEL                          LEVEL I      LEVEL II
           ---------------------------------------- ------------ ------------
           CHANGE IN PRE-BONUS NET INCOME
           ---------------------------------------- ------------ ------------
           Any decrease                              0.00         0.00
           ---------------------------------------- ------------ ------------
           No Change                                 0.45         0.25
           ---------------------------------------- ------------ ------------
           5% increase                               0.525        0.30
           ---------------------------------------- ------------ ------------
           10% increase                              0.60         0.35
           ---------------------------------------- ------------ ------------
           20% increase                              0.80         0.45
           ---------------------------------------- ------------ ------------
           25% increase                              0.90         0.50
           ---------------------------------------- ------------ ------------
           30% increase                              1.00         0.55
           ---------------------------------------- ------------ ------------
           40% increase                              1.20         0.65
           ---------------------------------------- ------------ ------------

      SUBSEQUENT PLAN YEARS. For Plan Years following the Transition Year, the Cash Award shall be equal to 100% of the Participant's share of the Bonus Pool. The President's share of the Bonus Pool shall be 42.0%, and the share of each other Participant in the Bonus Pool shall be determined by the President prior to the first day of each Plan Year (or immediately upon adoption of the Plan for the Transition Year).

      For fiscal 2002, Messrs. Nelson and Shada have been designated Level I Executives; all other Participants have been designated Level II.

         No payment of a Cash Award for the year may be made to an Executive until the Company's Same Store Sales, Gross Profit and Pre-Bonus Net Income for the year are certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

      Key Employees (defined to include any employee of the Company whose performance the Committee determines can have a significant effect on the success of the Company) will be granted annual incentive Cash Awards under the Incentive Plan. Because the number of Key Employees may change over time and because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible for awards under the Incentive Plan during its term. However, it is anticipated that 7 persons will receive Cash Awards for fiscal 2002 under the Incentive Plan.

OPTIONS

      Options will be granted to Participants pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted. Options granted under the Plan will vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met, the Options will ultimately vest after nine years and eleven months. This Plan has an "accelerator" feature for the Options so that vesting may occur sooner than the three years or nine years and eleven months, when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of grant. All Options will also include a "reload" feature under this Plan.

AMENDMENTS.

      The Committee may amend the Incentive Plan from time to time, provided that no amendment to the Incentive Plan shall be effective unless approved by the Company's shareholders, to the extent that such shareholder approval is required under Section 162(m) of the Code with respect to awards which are intended to qualify under that Section.

NEW PLAN BENEFITS.

      No Cash Awards have been granted under the Incentive Plan, and it is not determinable what Cash Awards will be received by any employee under the Incentive Plan. However, the following table provides information concerning the Cash Award and Options that would have been received by each of the following persons and groups for the last completed fiscal year had the Incentive Plan been in effect.

                                NEW PLAN BENEFITS
                         2002 Management Incentive Plan

     ------------------------------------------- -------------- --------------
                                                      Cash
     Name and Position                                Award        Options
     ------------------------------------------- -------------- --------------
     Dennis H. Nelson,
     President & CEO                                  -0-            113,400
     ------------------------------------------- -------------- --------------
     James E. Shada,
     Executive Vice-President Sales                   -0-             56,700
     ------------------------------------------- -------------- --------------
     Kari G. Smith,
     Vice-President Sales                             -0-             27,900
     ------------------------------------------- -------------- --------------
     Patricia K. Whisler,
     Vice-President Women's Merchandising             -0-             27,900
     ------------------------------------------- -------------- --------------
     Brett P. Milkie,
     Vice-President Leasing                           -0-             27,900
     ------------------------------------------- -------------- --------------

     All Executive Officers                           -0-            281,700
     ------------------------------------------- -------------- --------------
     Non-Executive Officer
     Directors (0 persons)                            -0-              -0-
     ------------------------------------------- -------------- --------------
     Non-Executive Officer
     Employees (1 person)                             -0-             23,700
     ------------------------------------------- -------------- --------------

Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.


WITH RESPECT TO PROPOSAL 3, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE COMPANY'S 2002 MANAGEMENT INCENTIVE PLAN.

                                   PROPOSAL 4

       PROPOSAL TO APPROVE AMENDMENT TO THE COMPANY'S 1993 DIRECTOR STOCK
                           OPTION PLAN

      The Board of Directors of the Company has adopted, subject to shareholder approval, an Amendment to the 1993 Director Stock Option Plan (the "Director Plan") which would allow for an increase in the number of shares of Common Stock authorized for issuance under the plan from 75,000 shares of Common Stock to 175,000 shares of Common Stock.

DESCRIPTION OF THE DIRECTOR PLAN

      Under the Director Plan each non-employee Director (defined as a Director of the Company who is not an officer or employee of the Company or any Subsidiary) is annually granted options to purchase shares of Common Stock of the Company. The Plan is essentially self-operative, that is, the timing, amounts, recipients and other terms of individual option grants are determined by the provisions of the Plan itself and are not subject to the discretion of any individual or group of individuals. Options to purchase 3,000 shares are granted to each non-employee Director on the first day of each fiscal year of the Company. In addition, each non-employee Director is granted an option to purchase 300 shares on the date such Director is first elected to the Board of Directors of the Company. All options have a term of ten years from the date of grant and are exercisable 25% immediately, with an additional 25% being exercisable on each of the first three successive anniversaries of the date of the grant. The exercise price for each option is the fair market value of a share on the date of grant. The fair market value means the average of the highest and lowest quoted selling price of a share of Common Stock as reported on the New York Stock Exchange, when and if such shares are listed on such Exchange, or when not so listed but quoted on an automated quotation system, on such automated quotation system.

      A total of 75,000 shares of Common Stock are presently reserved for issuance under the Director Plan. This amount will be appropriately adjusted in the event of certain changes in the Company's capitalization or in a merger or similar corporate transaction. Shares subject to the Director Plan may be either authorized but unissued shares or treasury shares.

      Options that have not become exercisable are forfeited as of the date an optionee ceases to serve as a Director for any reason other than the Director's death, disability or retirement (as defined). Upon the death, retirement or disability of the Director, each option is deemed to have vested in full as of the date of death, retirement or disability, and any unexercised portion of the option is exercisable at any time within thirty (30) days of the date of termination by reason of disability or retirement, or within one year of the date of death. In no event is any option exercisable following the tenth anniversary of the date of grant.

      Options are not transferable other than by Will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code (the "Code") or Title I of the Employees Retirement Income Security Act of 1974, as amended ("ERISA").

      The Board of Directors may amend or terminate the Director Plan. However, currently no such amendment or termination may (i) impair any option previously granted under the Plan without the agreement of the option holder, (ii) effect a change in the formula for the amount of shares subject to an option more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder, or (iii) without shareholder approval, amend the provisions of the Plan setting the terms of options or option grants.

REASONS FOR AMENDMENTS

      The Director Plan currently provides that 75,000 shares are reserved for issuance upon the exercise of options. As of March 26, 2002, options covering 58,500 shares were outstanding and only 15,000 shares remained available for option grants. Therefore, in order to fulfill grants for fiscal 2003 and future years, it will be necessary to increase the number of shares available for issuance. The Board of Directors recommends that an additional 100,000 shares of Common Stock be added to the Plan's reserve.

SHAREHOLDER ACTION

      The Board of Directors believes that the above-described Amendment to the Director Plan is appropriate and consistent with the Company's objectives of attracting and retaining directors of outstanding competence and aligning their interests with those of the shareholders of the Company. Accordingly, the Board believes that approval of the Amendments is in the best interest of the Company and its shareholders.

      Approval of this Proposal requires a favorable vote of the holders of a majority of the votes cast by all holders of the outstanding shares of Common Stock voting together as a single class at the meeting. Therefore, an abstention will not have the effect of a vote for or against the Proposal and will not be counted in determining the number of votes required for approval, but will be counted in determining the presence of a quorum.

WITH RESPECT TO PROPOSAL 4, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 DIRECTOR STOCK OPTION PLAN.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's chief executive officer and each of the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended January 29, 2000, February 3, 2001 and February 2, 2002:


                                            SUMMARY COMPENSATION TABLE
     -------------------------------------------------------------- --------------------------- -----------
                                                                             Long Term
                                                                            Compensation
                                                                    ---------------------------
                                    Annual Compensation                        Awards
     -------------------------------------------------------------- --------------------------- -----------
     Name                                                           Restricted                   All Other
     and                                                               Stock                      Compen-
     Principal                                                         Awards       Options/       Sation
     Position              Year     Salary ($)     Bonus ($) (2)        ($)         SARs (#)      ($) (1)
     --------------------- -------- -------------- ---------------- --------------- ----------- -----------
     Dennis H.             2001     $725,000       $   507,500      $        0      103,500       $ 54,117
     Nelson                2000     $650,000       $   617,500      $        0      103,500       $ 57,470
     President             1999     $575,000       $   776,250      $   77,619      103,500       $ 86,130
     and CEO

     James E.              2001     $240,000       $   168,000      $        0      13,860        $ 12,362
     Shada                 2000     $189,231       $   179,769      $        0      15,690        $ 18,313
     Executive Vice        1999     $310,000       $   418,500      $   41,834      34,650        $ 34,117
     President Sales

     Kari G.               2001     $200,000       $   80,000       $       0       21,000        $  5,358
     Smith                 2000     $165,000       $   90,750       $       0       21,000        $  5,333
     Vice President        1999     $138,000       $   99,360       $   9,934       18,000        $  5,148
     Sales

     Patricia K.           2001     $200,000       $   80,000       $        0      25,200        $  5,342
     Whisler               2000     $180,000       $   99,000       $        0      25,200        $  5,342
     Vice President        1999     $160,000       $  115,200       $   11,516      25,200        $  5,162
     Women's
     Merchandising

     Brett P.              2001     $200,000       $   80,000       $        0      25,200        $ 11,680
     Milkie                2000     $184,000       $  101,200       $        0      25,200        $ 11,772
     Vice President        1999     $167,000       $  120,240       $   12,014      25,200        $ 13,594
     Leasing
     --------------------- -------- -------------- ---------------- --------------- ----------- -----------

(1) These amounts include the Company's matching contribution into the 401(k) profit sharing plan for the plan years ended January 31, 2002, 2001 and 2000. The Company matched 50% of the employees' deferrals for each fiscal 2001, 2000 and 1999, not exceeding 6% of gross earnings and subject to dollar limits per Internal Revenue Code regulations. For fiscal 2001, 2000 and 1999, these amounts also include the Company's matching contribution into The Buckle, Inc. Deferred Compensation Plan, covering certain executive officers. The Company matched 50% of certain vice presidents' deferrals and 65% of the president's deferrals, not exceeding 6% of gross earnings.
(2) The executive officers' bonuses for fiscal 2001, 2000 and fiscal 1999 were calculated based upon the Company's 1999 Management Incentive Plan, as approved at the 1999 Annual Meeting of Stockholders. (See "Report of the Compensation Committee")

                      REPORT OF THE COMPENSATION COMMITTEE

      The Company is engaged in a highly competitive industry, with fashion, selection, quality, price, location, store environment and service being the principal competitive factors. In order to succeed, the Company believes that it must be able to attract and retain highly qualified executives. The Company emphasizes the promotion of store managers and other management personnel from within. The Company's compensation philosophy is that each team member in a position to make the Company grow should be rewarded more highly than other team members. Historically, this compensation philosophy has been reflected in the Company's policy of basing compensation of its key sales and merchandising employees primarily on performance bonuses.

      Compensation of the executive officers, including Mr. Nelson, who serves as President and Chief Executive Officer, is based in large part on the Company's profits (as defined) and therefore is closely tied to the performance of the Company. For fiscal 2001, the compensation program for executive officers consisted of:

      o     salary;
      o     annual cash bonus;
      o 401(k) plan and a supplemental non-qualified retirement plan to provide certain officers with a benefit more comparable to that being provided to other employees under the 401(k) plan;
      o     restricted stock; and
      o     stock options.

Cash bonuses, restricted stock and stock options were paid and granted in accordance with the 1999 Management Incentive Plan which was previously approved by the Shareholders.

      SALARY. Salaries for fiscal 2001 for executive officers were set in January of 2001, and were increased over the salaries paid for fiscal 2000. The salary amounts are reported in the Summary Compensation Table on page 12.

CASH AWARDS.

      Each Participant in the Plan received a Cash Award calculated as a multiple of the Participant's Base Salary, in accordance with the 1999 Management Incentive Plan which was approved by the Stockholders of the Company in 1999 and which Plan is a three year plan, including fiscal 2001. The incentive multiple was phased-in over the life of the Plan and was based upon the Company's growth in Pre-Bonus Net Income over the previous year. The multiple is different for Level I and Level II Executives. The multiples for fiscal 2001 were as follows:


                                            Multiple of Base Salary
                                            -----------------------
                                          LEVEL I          LEVEL II
       Change in Pre-Bonus Net Income       2001             2001
       ------------------------------       ----             ----

               >10% decrease                0.00             0.00
                10% decrease                0.70             0.40
                No Change                   1.10             0.65
               >10% increase                1.50             0.85
               >20% increase                1.80             1.075
               >30% increase                2.30             1.251
               >40% increase                2.70             1.50
               >50% increase                3.20             1.75


Messrs. Nelson and Shada were designated Level I Executives; all other Participants have been designated Level II.

RESTRICTED STOCK.

      The Plan allows for shares of restricted Stock to be granted based upon a percentage of the Cash Award and the fair market value of the Company's stock on date of certification by the Compensation Committee of the amount of the Cash Award. Restricted Stock grants are based upon the following:


  Change in Pre-Bonus Net Income      Level I Executives    Level II Executives
  ------------------------------      ------------------     -------------------
      Any decrease                           None                    None
      No Change                               10%                    10%
      10% increase                            15%                    10%
      20% increase                            20%                    15%
      30% increase and up                     30%                    20%

Restricted Stock granted pursuant to this Plan will vest 20% per year over five years. Disposal of any vested shares of Restricted Stock will be prohibited until the shares are vested, subject to waiver in the event of death or disability. The effect on income of all Restricted Stock grants will be included in the calculation of Pre-Bonus Net Income. No shares of restricted stock were granted for the fiscal year ended February 2, 2002 and February 3, 2001 based upon the above criteria.

STOCK OPTIONS

      Options were granted pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted. Options granted under the Plan vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest after nine years and eleven months. This Plan added an "accelerator" feature for the Options so that vesting may occur sooner than the three years or nine years and eleven months, when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of the grant. All Options will also include a "reload" feature under this Plan.

            Dennis H. Nelson                103,500
            James E. Shada                   13,860
            Kari G. Smith                    21,000
            Patricia K. Whisler              25,200
            Brett P. Milkie                  25,200

      The Company did not achieve either performance goal for fiscal 2001 or 2000, and thus all options granted to executive officers and others on February 2, 2001 will vest and become exercisable on January 2, 2011 and the options granted on January 28, 2000, will vest and become exercisable on December 28, 2009.

      The Compensation Committee has considered the application of the provision of the Internal Revenue Code which disallows a public company's deduction for top executive's compensation in the excess of $1,000,000. The Committee intends that all of the compensation payable to its executive officers be deductible for income tax purposes. The Committee believes that compensation payable pursuant to the 1999 Management Incentive Plan achieves this objective under current tax law.

      This report was submitted by the Compensation Committee, which is comprised of:

            Bill L. Fairfield                William D. Orr
            Robert E. Campbell               Ralph M. Tysdal
            Bruce L. Hoberman                David A. Roehr

                          REPORT OF THE AUDIT COMMITTEE

      The audit committee currently consists of four members of the Board, each of whom is independent of the Company and its management, as defined by the New York Stock Exchange listing standards.

      In March 2000, the Board adopted a charter for the audit committee, a copy of which was attached as Appendix A to the Company's proxy statement for the meeting held in 2001. The charter specifies the scope of the audit committee's responsibilities and how it carries out those responsibilities.

      The audit committee has reviewed and discussed the Company's February 2, 2002 audited financial statements with management and with Deloitte & Touche LLP, the Company's independent public accountants. The audit committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

      The audit committee also has received from Deloitte & Touche LLP the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP their independence from the Company. The audit committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of Deloitte & Touche LLP.

      Based on the review and discussion referred to above, the audit committee recommended to the Board that the February 2, 2002 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 2, 2002 to be filed with the Securities and Exchange Commission.

      This report was submitted by the Audit Committee of the Board, which is comprised of:

Bill L. Fairfield, Chairman
Robert E. Campbell
William D. Orr
Ralph M. Tysdal

Option Grants in Last Fiscal Year

The following table provides information on option grants in fiscal 2001 to the named executive officers.


      -------------------------------------------------------------------------------------------
                                                                                    Grant Date
                               Individual Grants                                       Value
      -------------------------------------------------------------------------------------------
                                      % of   Total
                        Options/      Options/SARS       Exercise                      Grant
                        SARS          Granted to         or Base                        Date
                        Granted       Employees in       Price         Expiration      Present
      Name              (#) (1)       Fiscal year (2)    ($Sh)         Date           Value (3)
      -------------------------------------------------------------------------------------------
      Dennis H.         103,500              23.15%      $20.51        2/02/11      $ 1,481,085
      Nelson

      James E.           13,860               3.10%      $20.51        2/02/11      $   198,337
      Shada

      Kari G.            21,000               4.70%      $20.51        2/02/11      $   300,510
      Smith

      Patricia K.        25,200               5.64%      $20.51        2/02/11      $   360,612
      Whisler

      Brett P.           25,200               5.64%      $20.51        2/02/11      $   360,612
      Milkie
      -------------------------------------------------------------------------------------------

      (1) The shares granted February 2, 2001 at $20.51 become fully vested as of January 2, 2011, or sooner if the fair market value of the Company's common stock doubles from the grant price, at any time prior to January 2, 2011.
      (2)   The Company granted options totaling 447,040 during fiscal 2001.
      (3) As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten-year option term with an expected life of seven years. Assumptions include: interest rate of 5%; annual dividend yield of 0%; and volatility of 54%.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

      The following table provides information on option exercises in fiscal 2001 by the named executive officers and the value of such officers' unexercised options at February 2, 2002.


-----------------  ------------- ------------ -------------------------------- -----------------------------
                                                        Number of                       Value of
                                                       Unexercised                     Unexercised
                                                         Options                       In-the Money
                   Shares         Value                 at FY-end                   Options at FY-end
                   Acquired on    Realized    -------------- ----------------- -------------- --------------
Name               Exercise (#)   ($)          Exercisable     Unexercisable    Exercisable   Unexercisable
-----------------  ------------- ------------ -------------- ----------------- -------------- --------------
Dennis H.
Nelson             628,600        $9,916,456      974,700         573,900       $14,486,672    $1,965,855

James E.
Shada                    0                $0       68,510          222,150         $520,419      $703,730

Kari G.
Smith                    0                $0       62,985          99,900          $722,418      $361,737

Patricia K.
Whisler                  0                $0      198,960         122,250        $2,972,189      $429,227

Brett P.
Milkie               8,000           $57,662       36,310          115,500         $181,724      $407,412
-----------------  ------------- ------------ -------------- ----------------- -------------- --------------

EMPLOYMENT AGREEMENTS

      The Company has no employment agreements under which any employee, including the executive officers, is entitled to employment for any specific period of time. Each fiscal year each executive officer signs an acknowledgment which contains the anticipated compensation arrangement for the employee for the current fiscal year, and acknowledges that the employee is an employee at will, and that the terms of the employment arrangement can be changed by the Company or terminated by either the Company or the officer at any time. Each executive officer listed in the summary compensation table above receives a salary plus a cash incentive based on pre-tax and pre-bonus income, restricted stock and stock options, as proposed in the 1999 Executive Compensation Plan. For fiscal 2001 the acknowledgments provided base salary for each of these executive officers as follows: Dennis H. Nelson $725,000, James E. Shada $400,000 (beginning October 1, 2001 when Mr. Shada returned to fulltime status, prior to that date his salary was $160,000), Kari G. Smith $200,000, Patricia K. Whisler $200,000, and Brett P. Milkie $200,000. For fiscal 2001 and 2000, the bonus amounts will be payable according to the 1999 Management Incentive Plan. (See "Report of the Compensation Committee.")

      Bonuses are payable before April 15 of the year following the year to which they related and are contingent upon the employee being employed by the Company on the last day of the fiscal year for which the bonus was earned. For purposes of computing bonuses for all executive officers identified in the summary compensation table "profits" mean pre-tax and pre-bonus income, excluding income on cash investments, and after deducting any bonus advances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The total amount owed to the Company by the Hirschfeld Family Trust is $765,000 ($600,000 principal plus $165,000 of accrued interest). The loans are repayable with interest at the rate of 5 percent per annum and are represented by Promissory Notes dated July 27, 1994, July 14, 1995 and July 16, 1996, and are secured pursuant to and in accordance with the terms of a collateral assignment dated July 27, 1994, pursuant to which Jeffrey L. Orr, as Trustee, has assigned and conveyed to the Company, as security for the loan, all of the Trust's right, title and interest in a certain life insurance policy owned by the Trust and insuring the life of Daniel J. Hirschfeld. The 1996 loan completed the planned periodic premium payments due on that insurance policy, thus requiring no additional loans.

STOCK PRICE PERFORMANCE GRAPH

      The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.




                             [ PERFORMANCE GRAPH ]




The graph below compares the cumulative total return on common shares of the Company for the last five fiscal years with the cumulative total return on the Russell 2000 Stock Index and a peer group of Retail Trade Stocks.


      -------------------------------------------------------------------------------------------
      TOTAL RETURN ANALYSIS
                              1/31/1997   1/30/1998   1/29/1999   1/28/2000   2/3/2001   2/2/2002
      -------------------------------------------------------------------------------------------
      THE BUCKLE,             $ 100.00    $ 240.36    $ 287.75     $ 168.75   $ 220.58   $ 283.81
      INC.
      -------------------------------------------------------------------------------------------
      PEER GROUP              $ 100.00    $ 196.76    $ 454.31     $ 464.58   $ 462.58   $ 369.42
      -------------------------------------------------------------------------------------------
      RUSSELL 2000            $ 100.00    $ 116.41    $ 115.63     $ 134.31   $ 135.73   $ 134.30
      -------------------------------------------------------------------------------------------

Percentage of close as of January 31, 1997, Dividends reinvested for companies where applicable

                                 OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

                        PROPOSALS FOR 2003 ANNUAL MEETING

      Although the date for the Annual Stockholders' meeting to be held in 2003 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which shareholders proposals must be received by the Company in order to be included in next year's Proxy Statement. According to those rules, a shareholder's proposal should be received by the Company at its office in Kearney, Nebraska on or before December 28, 2002.

By Order of the Board of Directors

Kyle L. Hanson
Secretary


Kearney, Nebraska
April 26, 2002

                                                                       EXHIBIT A

                                THE BUCKLE, INC.

                         2002 EXECUTIVE INCENTIVE PLAN

1.    PURPOSES

      The purposes of The Buckle, Inc. 2002 Executive Incentive Plan are to reward the Company's Executive Officers for increasing shareholder value by creating a bonus program that assures (on average) that increases in executive compensation will mirror increases in shareholder value.

2.    DEFINITIONS

      A. "Applicable Percentage Amounts" means 8.5% of the Increase in Same Store Sales; 5.0% of the Increase in Gross Profits; and 15.0% of the Increase in Pre-Bonus Net Income.

      B. "Base Year" means the immediately preceding fiscal year with regard to Same Store Sales and the rolling average for the immediately preceding three (3) fiscal years with regard to Gross Profit and Pre-Bonus Net Income.

      C. "Bonus Pool" means the amount calculated each Plan Year comprised of the total of the Applicable Percentage Amounts.

      D.    "Cash Award" means any cash incentive payment made under the Plan.

      E.    "Code" means the Internal Revenue Code of 1986, as amended.

      F. "Committee" means the Compensation Committee of The Buckle, Inc.'s Board of Directors, or such other committee designated by that Board of Directors. The Committee shall be comprised solely of directors who are outside directors under Section 162(m) of the Code.

      G.    "Company" means The Buckle, Inc.

      H. "Executive Officers" means the officers of the Company and designated as Executive Officers in the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission.

      I. "GAAP" means generally accepted accounting principles consistently applied.

      J. "Gross Profit" means gross sales less the cost of sales (including buying, occupancy and distribution expenses) determined in accordance with GAAP.

      K. "Increase" means the amount by which the Company's Same Store Sales, Gross Profit and Pre-Bonus Net Income in the current Plan Year exceed the Base Year amounts for Same Store Sales, Gross Profit and Pre-Bonus Net Income, respectively.

      L. "Options" means non-qualified stock options granted pursuant to the Company's 1997 Executive Stock Option Plan.

      M. "Participant" means any individual to whom an Award is granted under the Plan.

      N. "Plan" means this Plan, which shall be known as The Buckle, Inc. 2002 Executive Incentive Plan.

      O.    "Plan Year" means a fiscal year of the Company.

      P. "Pre-Bonus Net Income" means the Company's net income from operations after the deduction of all expenses, excluding administrative and store manager percentage bonuses and excluding income taxes, but including draws against such bonuses. Net income from operations does not include earnings on cash investments.

      Q. "Same Store Sales" means gross sales from stores open at least twelve (12) months, but excluding closed stores.

      R.    "Transition Year" means fiscal 2002.

3.    ADMINISTRATION

      A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

            (i) interpret and determine all questions of policy and expediency pertaining to the Plan;

            (ii) adopt such rules, regulations, agreements, and instruments as it deems necessary for its proper administration;

            (iii) determine which Executive Officers shall be designated Level I Executives and which Key Employees shall be designated as Level II Executives for the Transition Year;

            (iv) grant waivers of Plan or Award conditions (other than Awards intended to qualify under Section 162(m) of the Code);

            (v) accelerate the payment of Awards (but with respect to Awards intended to qualify under Section 162(m) of the Code, only as permitted under that Section);

            (vi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;

            (vii) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;

            (viii) adopt such Plan procedures, regulations, sub-plans and the like as it deems are necessary to enable Executive Officers to receive Awards; and

            (ix) amend the Plan at any time and from time to time, provided however than no amendment to the Plan shall be effective unless approved by the Company's stockholders, to the extent such stockholder approval is required under Section 162(m) of the Code with respect to Awards which are intended to qualify under that Section.

4.    ELIGIBILITY

      All Executive Officers are eligible to become a Participant in the Plan.

5.    CASH AWARDS

      A. Each Participant in the Plan shall receive a Cash Award calculated as follows:

            (i) Transition Year. For the Transition Year the Cash Award shall be equal to the sum of (i) 50% the Participant's share of the Bonus Pool for the Transition Year; plus (ii) a multiple of the Participant's Base Salary, which multiple will be based upon the Company's growth in Pre-Bonus Net Income for the Transition Year over the previous year. The multiple will also be different for Level I and Level II Executives. The multiples will be calculated as follows, with the multiples being pro-rated for each one percent (1%) increase in Pre-Bonus Net Income between the levels set forth below:


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

            ----------------------------------- -------------- -------------
            EXECUTIVE LEVEL                     LEVEL I        LEVEL II
            ----------------------------------- -------------- -------------
            CHANGE IN PRE-BONUS NET INCOME
            ----------------------------------- -------------- -------------
            Any decrease                        0.00           0.00
            ----------------------------------- -------------- -------------
            No Change                           0.45           0.25
            ----------------------------------- -------------- -------------
            5% increase                         0.525          0.30
            ----------------------------------- -------------- -------------
            10% increase                        0.60           0.35
            ----------------------------------- -------------- -------------
            20% increase                        0.80           0.45
            ----------------------------------- -------------- -------------
            25% increase                        0.90           0.50
            ----------------------------------- -------------- -------------
            30% increase                        1.00           0.55
            ----------------------------------- -------------- -------------
            40% increase                        1.20           0.65
            ----------------------------------- -------------- -------------


            (ii) SUBSEQUENT PLAN YEARS. For Plan Years following the Transition Year, the Cash Award shall be equal to 100% of the Participant's share of the Bonus Pool. The President's share of the Bonus Pool shall be 42.0%, and the share of each other Participant in the Bonus Pool shall be determined by the President prior to the first day of each Plan Year (or immediately upon adoption of the Plan for the Transition
                  Year).

      B. Executives may be eligible for a discretionary year-end cash incentive for extraordinary events, such as mergers or acquisitions, as may be determined by the Compensation Committee of the Board of Directors in its discretion.

      C. No payment of a Cash Award for the year may be made to an Executive until the Company's Same Store Sales, Gross Profit and Pre-Bonus Net Income for the year are certified by the Committee. A Participant shall not be entitled to receive payment of an Award unless such Participant is still in the employ of (and shall not have delivered notice of resignation to) the Company on the last day of the fiscal year for which the Cash Award is earned.

      D. The Company shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Cash Award.

6.    OPTIONS

      Options will be granted to Participants pursuant to the 1997 Executive Stock Option Plan as of the last day of the fiscal year preceding the Plan Year for which the Options are granted (adjusted for the 3-for-2 stock split effected June 8, 1998). Options granted under the Plan will vest according to the same terms as the 1997 Management Incentive Plan. Those terms include a performance feature whereby one-half of the Options granted will vest over three years if a 10% increase in Pre-Bonus Net Income is achieved, and the second one-half of the Options granted vest over three years if a 30% increase in Pre-Bonus Net Income is achieved. If the performance goals are not met the Options will ultimately vest after nine years and eleven months. This Plan will add an "accelerator" feature for the Options so that vesting may occur sooner than the three years or nine years and eleven months, when and if the market price of the Company's stock doubles from the fair market value of the stock at the date of the grant. All Options will also include a "reload" feature under this Plan.

7.    GENERAL

      A. The Plan shall become effective as of February 3, 2002, subject to stockholder approval of the Plan at the 2002 annual meeting of the Companys stockholders. The Plan is a two-year Plan for fiscal 2002 and fiscal 2003.

      B. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may


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

            create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by the Company for the account of the Participant under the Plan.

      C. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Further, the adoption of the Plan shall not be deemed to give any Executive Officer or other individual the right to be selected as a Participant or to be granted an Award.

      D. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater that the rights of an unsecured creditor of the Company.

      E. The Plan shall be governed by and construed in accordance with the laws of the State of Nebraska.


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